As filed with the Securities and Exchange Commission on January 31, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-60462

FORM S-3 REGISTRATION STATEMENT NO. 333-70342

FORM S-3 REGISTRATION STATEMENT NO. 333-203549

FORM S-3 REGISTRATION STATEMENT NO. 333-207166

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-49135

POST-EFFECTIVE AMENDMENT NO. 3 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-193660

UNDER THE SECURITIES ACT OF 1933

EXCO Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

(214) 368-2084

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heather L. Summerfield

Vice President, General Counsel and Secretary

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

(214) 368-2084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lanchi D. Huynh

Kirkland & Ellis LLP

901 Main Street

Dallas, Texas 75202

(214) 972-1770

Approximate date of commencement of proposed sale of the securities to the public: N/A. Removal from registration of securities that were not sold pursuant to these registration statements.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments are being filed by EXCO Resources, Inc. (the “Company”) to deregister all securities remaining unsold under the following Registration Statements on Form S-3 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

(1)	Registration Statement on Form S-3 (No. 333-49135), pertaining to the registration of an aggregate of 11,886,720 shares of common stock and stock purchase rights of the Company, which was originally filed with the SEC on April 1, 1998 and amended on June 2, 1998, July 2, 1998, July 16, 1998 and September 30, 1998;

(2)	Registration Statement on Form S-3 (No. 333-60462), pertaining to the registration of an aggregate amount of 21,505,902 shares of common stock, convertible preferred stock and stock purchase rights of the Company, which was originally filed with the SEC on May 8, 2001 and amended on May 23, 2001;

(3)	Registration Statement on Form S-3 (No. 333-70342), pertaining to the registration of 200,000 shares of common stock of the Company, which was filed with the SEC on September 27, 2001;

(4)	Registration Statement on Form S-3 (No. 333-193660), pertaining to the registration of 135,349,733 shares of common stock of the Company, which was originally filed with the SEC on January 30, 2014 and amended on February 25, 2015 and July 16, 2015;

(5)	Registration Statement on Form S-3 (No. 333-203549), pertaining to the registration of 5,882,353 shares of common stock of the Company, which was originally filed with the SEC on April 21, 2015 and amended on July 16, 2015; and

(6)	Registration Statement on Form S-3 (No. 333-207166), pertaining to the registration of an aggregate amount of 160,000 shares of common stock and warrants of the Company, which was filed with the SEC on September 28, 2015.

On January 15, 2018, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. The Debtors’ Chapter 11 cases are being jointly administered and are captioned In Re EXCO Resources, Inc., Case No. 18-30155 (MI).

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Dallas, State of Texas, on January 31, 2019.

EXCO Resources, Inc.

By:	/s/ Heather L. Summerfield
Heather L. Summerfield
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Chief Executive Officer and President (Principal Executive Officer)	January 31, 2019

/s/ Tyler S. Farquharson Tyler S. Farquharson	Vice President, Chief Financial Officer and President (Principal Financial Officer)	January 31, 2019

/s/ Brian N. Gaebe Brian N. Gaebe	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	January 31, 2019

/s/ Anthony R. Horton Anthony R. Horton	Director	January 31, 2019

/s/ Randall E. King Randall E. King	Director	January 31, 2019

/s/ Robert L. Stillwell Robert L. Stillwell	Director	January 31, 2019